UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 12, 2024

BUNGE GLOBAL SA
(Exact Name of Registrant as Specified in its Charter)

Switzerland
(State of Incorporation)

000-56607	98-1743397
(Commission File Number)	(IRS Employer Identification Number)

Route de Florissant 13,
1206 Geneva, Switzerland	N.A.
(Address of principal executive offices)	(Zip Code)

1391 Timberlake Manor Parkway
Chesterfield, Missouri	63017
(Address of corporate headquarters)	(Zip Code)

(314) 292-2000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements

BLFC-$1.1 Billion 364-Day Revolving Credit Agreement

On April 12, 2024, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Global SA (“Bunge”), amended and restated its existing $1.1 billion 364-day Revolving Credit Agreement (the “$1.1 Billion 364-Day Revolving Credit Agreement”) with Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and certain other lenders (the “Lenders”), to extend the maturity date from June 19, 2024 to April 11, 2025. Bunge may from time-to-time request one or more of the existing Lenders or new lenders to increase the total participations under the $1.1 Billion 364-Day Revolving Credit Agreement by an aggregate amount up to $250 million, subject to Lender approval, pursuant to an accordion provision. BLFC may use proceeds from borrowings under the $1.1 Billion 364-Day Revolving Credit Agreement for general corporate purposes.

Borrowings under the $1.1 Billion 364-Day Revolving Credit Agreement will bear interest at Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment and applicable margin as defined in the $1.1 Billion 364-Day Revolving Credit Agreement, and which will be based on the Bunge’s long-term unsecured debt credit ratings.

The $1.1 Billion 364-Day Revolving Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the $1.1 Billion 364-Day Revolving Credit Agreement are guaranteed by Bunge pursuant to a separate First Amended and Restated Guaranty, dated as of April 12, 2024 (the “BLFC $1.1 Billion Guaranty”). The BLFC $1.1 Billion Guaranty, among other customary covenants, requires Bunge to maintain a specified minimum total consolidated current assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum balance of secured indebtedness.

From time to time, certain of the Lenders under the $1.1 Billion 364-Day Revolving Credit Agreement and/or their affiliates provide financial services to Bunge, BLFC and other subsidiaries of Bunge.

The foregoing descriptions of the $1.1 Billion 364-Day Revolving Credit Agreement and the BLFC $1.1 Billion Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents included as Exhibits 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD

On April 12, 2024, BLFC increased the aggregate size of its existing unsecured corporate commercial paper program (the “BLFC CP Program”) by $1.0 billion to an aggregate of $2.0 billion. Under the BLFC CP Program, Bunge serves as the guarantor of any notes. The short-term credit ratings assigned to the BLFC CP Program are P-2 by Moody’s, A-2 by S&P and F-2 by Fitch. The short-term credit ratings of the BLFC CP Program require Bunge to keep the same day unused committed borrowing capacity under its long-term committed credit facilities in an amount greater or equal to the amount of commercial paper issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	$1.1 Billion 364-Day Revolving Credit Agreement, dated as of April 12, 2024
10.2	BLFC $1.1 Billion Guaranty, dated as of April 12, 2024, related to the $1.1 Billion 364-Day Revolving Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2024

BUNGE GLOBAL SA

By:	/s/ Lisa Ware-Alexander
	Name:	Lisa Ware-Alexander
	Title:	Secretary

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